EXHIBIT 10.95

SECOND AMENDMENT

TO

LOAN AND SECURITY AGREEMENT

SECOND AMENDMENT TO LOAN AND SECURITY AGREEMENT, dated as of May 2, 2016 (this “Agreement”), among MULTI-FINELINE ELECTRONIX SINGAPORE PTE. LTD., a Singapore company (“Borrower”), MULTI-FINELINE ELECTRONIX, INC., a Delaware corporation (“Holdings”), the various financial institutions parties hereto (collectively, the “Lenders”) and BANK OF AMERICA, N.A., a national banking association, as agent for the Lenders (in such capacity, the “Agent”).

W I T N E S S E T H:

WHEREAS, the Borrower, the Lenders and the Agent are parties to the Loan and Security Agreement, dated as of August 6, 2014, as amended prior to the date hereof (the “Existing Loan Agreement”), and the other Loan Documents (such capitalized term and all other capitalized terms not defined herein shall have the meanings provided for in Article I); and

WHEREAS, the Borrower has requested that, as of the Effective Date, the Existing Loan Agreement be amended as herein provided; and

WHEREAS, the Lenders are willing, subject to the terms and conditions hereinafter set forth, to make such amendments;

NOW, THEREFORE, in consideration of the agreements herein contained, the parties hereto hereby agree as follows:

ARTICLE I

DEFINITIONS

SECTION 1.1.Certain Definitions. The following terms (whether or not underscored) when used in this Agreement shall have the following meanings:

“Agent” is defined in the preamble.

“Agreement” is defined in the preamble.

“Amended Loan Agreement” means the Existing Loan Agreement as amended by this Agreement as of the Effective Date.

“Borrower” is defined in the preamble.

“Effective Date” is defined in Section 4.1.

“Existing Loan Agreement” is defined in the first recital.

“Holdings” is defined in the preamble.

“Lenders” is defined in the preamble.

SECTION 1.2.Other Definitions. Unless otherwise defined or the context otherwise requires, capitalized terms used herein (including in the preamble and recitals hereto) have the meanings provided for in the Existing Loan Agreement.

ARTICLE II
AMENDMENTS

Effective on (and subject to the occurrence of) the Effective Date, the Existing Loan Agreement is amended as follows:

SECTION 2.1.Addition to Section 1.1. The following new definitions are added to Section 1.1 of the Existing Loan Agreement in the appropriate alphabetical order:

“DSBJ: Suzhou Dongshan Precision Manufacturing Co., Ltd., a company organized under the laws of the People’s Republic of China.”

“DSBJ Acquisition: the acquisition by DSBJ of 100% of the Equity Interests of Holdings pursuant to the Agreement and Plan of Merger, dated as of February 4, 2016, between DSBJ, Dragon Electronix Merger Sub Inc. and Holdings."

SECTION 2.2.Amendments to Section 1.1. The following definitions in Section 1.1 of the Existing Loan Agreement are amended and restated in their entirety as follows:

"Change of Control: (a) any “person” or “group” (within the meaning of Sections 13(d) and 14(d) of the Securities Exchange Act of 1934)  (i)  prior to the consummation of DSBJ Acquisition , other than  United Engineers Limited, UE Centennial Venture Pte. Ltd., and their Affiliates, that  becomes the “beneficial owner” (as defined in Rule 13d-3 under the Securities Exchange Act of 1934), directly or indirectly, of 35%, or more, of the Equity Interests of Holdings having the right to vote for the election of members of the board of directors of Holdings, and (ii) after the consummation of DSBJ Acquisition, other than DSBJ and its Affiliates, that  becomes the “beneficial owner” (as defined in Rule 13d-3 under the Securities Exchange Act of 1934), directly or indirectly, of 35%, or more, of the Equity Interests of Holdings having the right to vote for the election of members of the board of directors of Holdings; (b) Holdings ceases to beneficially own and control all Equity Interests in Borrower; or (c) all or substantially all of Holdings’ or Borrower’s assets are sold or transferred, other than sale or transfer by Holdings to Borrower.”

"Federal Funds Rate: (a) the weighted average of interest rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers on the applicable Business Day (or on the preceding Business Day, if the applicable day is not a Business Day), as published by the Federal Reserve Bank of New York on the next Business Day; or (b) if no such rate is published on the next Business Day, the average rate (rounded up, if necessary, to the nearest 1/8 of 1%) charged to Bank of America on the applicable day on such transactions, as determined by Agent; provided, that in no event shall such rate be less than zero."

"LIBOR: for any Interest Period with respect to a LIBOR Revolver Loan, the per annum rate of interest (rounded upward, if necessary, to the nearest 1/8th of 1% and in no event less than zero), determined by Agent at approximately 11:00 a.m. (London time) two Business Days prior to commencement of such Interest Period, for a term comparable to such Interest Period, equal to the London Interbank Offered Rate, or comparable or successor rate approved by Agent, as published on the applicable Reuters screen page (or other commercially available source designated by Agent from time to time); provided that any such comparable or successor rate shall be applied by Agent, if administratively feasible, in a manner consistent with market practice."

"SIBOR: for any Interest Period with respect to a SIBOR Revolver Loan:

(a)the applicable Screen Rate; or

(b)if no Screen Rate is available for Singapore Dollars for the Interest Period of that Revolver Loan, the arithmetic mean of the rates (rounded upwards to four decimal places) as supplied to Agent at its request quoted by the Reference Banks to leading banks in the Singapore interbank market, as of  11:00 a.m. (Local Time) on the Interest Rate Fixing Day for the offering of deposits in Singapore Dollars for a period comparable to the Interest Period for that Revolver Loan;

provided, that in no event shall SIBOR be less than zero."

"Singapore Base Rate: on any day, in relation to Singapore Dollars, the prevailing prime lending rate of Bank of America–Singapore Branch in Singapore Dollars, as announced by Bank of America–Singapore Branch, from time to time in force on such day and, for the purposes of this Agreement a change in the prime lending rate of Bank of America–Singapore Branch shall be effective on and from the day on which it is announced by Bank of America–Singapore Branch, or if such announcement provides for such change to come into effect on a later day, on and from such later day.  Such rate is set by Bank of America–Singapore Branch on the basis of various factors, including its costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above or below such rate; provided, that in no event shall the Singapore Base Rate be less than zero."

ARTICLE III
REPRESENTATIONS AND WARRANTIES

In order to induce the Lenders to make the amendments provided for in Article II, the Borrower hereby (a) represents and warrants that (i) each of the representations and warranties of the Loan Parties contained in the Existing Loan Agreement and in the other Loan Documents is true and correct in all material respects as of the date hereof (provided that if any such representation and warranty relates to an earlier date, such representation and warranty shall be true and correct in all material respects as of such earlier date) and (ii) no Default or Event of Default has occurred and is continuing and (b) agrees that the incorrectness in any material respect of any representation and warranty contained in the preceding clause (a) shall constitute an immediate Event of Default. Without limiting the foregoing, the Borrower hereby (i) ratifies and confirms all of the terms, covenants and conditions set forth in the Loan Documents and hereby agrees that it remains unconditionally liable to the Agent and the Lenders in accordance with the respective terms, covenants and conditions set forth in the Loan Documents and (ii) waives all defenses, claims, counterclaims, rights of recoupment or set-off against any of its Obligations.

ARTICLE IV

CONDITIONS TO EFFECTIVENESS; EXPIRATION

SECTION 4.1.Effective Date. This Agreement shall become effective on such date (the “Effective Date”) when the conditions set forth in this Section have been satisfied.

SECTION 4.1.1Execution of Agreement. The Agent shall have received counterparts of this Agreement duly executed and delivered on behalf of the Obligors, the Agent and the Required Lenders.

SECTION 4.1.2Representations and Warranties. The representations and warranties made by the Borrower pursuant to Article III as of the Effective Date shall be true and correct.

SECTION 4.2.Expiration. If the Effective Date has not occurred on or prior to May 13, 2016, the agreements of the parties contained in this Agreement shall, unless otherwise agreed by the Required Lenders terminate immediately on such date and without further action.

ARTICLE V

MISCELLANEOUS

SECTION 5.1.Cross-References. References in this Agreement to any Article or Section are, unless otherwise specified, to such Article or Section of this Agreement.

SECTION 5.2.Loan Document Pursuant to Amended Loan Agreement. This Agreement is a Loan Document executed in accordance with the terms of the Amended Loan Agreement.  Except as expressly amended hereby, all of the representations, warranties, terms, covenants and conditions contained in the Existing Loan Agreement and each other Loan Document shall remain unamended or otherwise unmodified and in full force and effect.

SECTION 5.3.Limitation of Amendments. The amendments set forth in Article II shall be limited precisely as provided for herein and shall not be deemed to be a waiver of, amendment of, consent to or modification of any other term or provision of the Existing Loan Agreement or of any term or provision of any other Loan Document or of any transaction or further or future action on the part of the Borrower or any other Obligor  which would require the consent of any of the Lenders under the Existing Loan Agreement or any other Loan Document.

SECTION 5.4.Counterparts. This Agreement may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or in a PDF shall be effective as delivery of a manually executed counterpart of this Agreement.

SECTION 5.5.Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

SECTION 5.6.Further Assurances. The Borrower shall execute and deliver, and shall cause each other Obligor to execute and deliver, from time to time in favor of the Agent and the Lenders, such documents, agreements, certificates and other instruments as shall be necessary or advisable to effect the purposes of this Agreement.

SECTION 5.7.Costs and Expenses. The Borrower agrees to pay all reasonable costs and expenses of the Agent (including the reasonable fees and out-of-pocket expenses of legal counsel of the Agent) that are incurred in connection with the execution and delivery of this Agreement and the other agreements and documents entered into in connection herewith.

SECTION 5.8.GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA, , WITHOUT GIVING EFFECT TO ANY CONFLICT OF LAW PRINCIPLES (BUT GIVING EFFECT TO FEDERAL LAWS RELATING TO NATIONAL BANKS).

SECTION 5.9.Entire Agreement. This Agreement constitutes the entire understanding among the parties hereto with respect to the subject matter hereof and supersedes any prior agreement, written or oral, with respect hereto.

SECTION 5.10.Consent to DSBJ Acquisition. For purposes of the Existing Loan Agreement, the Lenders consent to the DSBJ Acquisition (as defined in the Amended Loan Agreement), which shall not for purposes of clarity constitute a Change of Control thereunder.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers hereunto duly authorized as of the day and year first above written.

BORROWER:

MULTI-FINELINE ELECTRONIX SINGAPORE PTE. LTD.
By	/s/ Thomas Kampfer
Name: Thomas Kampfer
Title: CFO & Director

GUARANTOR:

MULTI-FINELINE ELECTRONIX, INC.

By	/s/ Reza Meshgin
Name: Reza Meshgin
Title: President & CEO

AGENT AND LENDERS:

BANK OF AMERICA, N.A., as Agent and Lender

By	/s/ Carlos Gil
Name: Carlos Gil
Title: Senior Vice President

[SIGNATURE PAGE TO SECOND AMENDMENT TO

LOAN AND SECURITY AGREEMENT]